Exhibit 5.1

                          WILLKIE FARR & GALLAGHER LLP
                               787 Seventh Avenue
                             New York, NY 10019-6099



January 31, 2008

MedAssets, Inc.
100 North Point Center East, Suite 200
Alpharetta, Georgia 30022

Re:  MedAssets, Inc.
     Registration Statement on Form S-8
     ----------------------------------

Ladies and Gentlemen:

We have acted as counsel to MedAssets, Inc., a Delaware corporation (the "Company"), with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 13,777,786 shares of Common Stock, par value $0.01 per share (the "Shares"), of which 4,749,786 shares may be issued under the MedAssets.com, Inc. 1999 Stock Incentive Plan and 9,028,000 shares may be issued under the Company's 2004 Long-Term Incentive Plan (collectively, the "Plans").

We have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, the Shares to be issued by the Company under the Plan, when duly issued and delivered pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of New York, the General Corporation Law of Delaware and the federal securities laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP